                                                                     EXHIBIT 2.2

MULTIENTITY MERGER
THE REGISTRY NUMBER
OF THE SURVIVING CORPORATION
IS 067735-19.

                               ARTICLES OF MERGER

                                       OF

                           CHRISTENSON ELECTRIC, INC.
                              AN OREGON CORPORATION

                                  WITH AND INTO

                               CPS ACQUISITION CO.
                              AN OREGON CORPORATION

      The undersigned corporations execute the following Articles of Merger pursuant to ORS 60.494:

      1. The names of the corporations proposing to merge and the names of the states under the laws of which such corporations are organized as follows:

                                              TYPE OF             STATE OF
     NAME OF CORPORATION                   ORGANIZATION         ORGANIZATION        REGISTRY NUMBER
     -------------------                   ------------         ------------        ---------------
Christenson Electric, Inc. ("CEI")          Corporation            Oregon              067735-19

CPS Acquisition Co. ("CPS")                 Corporation            Oregon              296735-97

      2. CEI and CPS are sometimes referred to as the "CONSTITUENT CORPORATIONS" in these Articles of Merger.

      3. The laws of the state of Oregon permit the merger of the Constituent Corporations.

      4. The surviving corporation is CEI and the name of the surviving corporation shall be CHRISTENSON ELECTRIC, INC., an Oregon corporation.

      5. The plan of merger was approved by the Board of Directors of Microfield Group, Inc., as the sole shareholder of CPS and by the Board of Directors of CPS. The plan of merger was also approved by the Board of Directors of CEAC, Inc., as the sole shareholder of CEI and

1 - ARTICLE OF MERGER
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by the Board of Directors of CEI. Shareholder approval for each of the
Constituent Corporations is as follows:

                                SHARES
NAME OF CORPORATION         ENTITLED TO VOTE        SHARES VOTED FOR      SHARES VOTED AGAINST
-------------------         ----------------        ----------------      --------------------
CEI                                100                     100                      0

CPS                              1,000                   1,000                      0

      6. The Agreement and Plan of Merger and these Articles of Merger were duly authorized and approved in accordance with the statutes governing each of the Constituent Corporations. A copy of the Agreement and Plan of Merger duly authorized and approved by the Constituent Corporations is attached to these Articles of Merger as EXHIBIT A, and by this reference incorporated into these Articles of Merger.

      7. The Constituent Corporations have complied with all the provisions of the laws of the state of Oregon applicable to the merger.

      8.    The effective date of the merger is July 20, 2005.

      IN WITNESS WHEREOF, the undersigned Constituent Corporations have executed these Articles of Merger as of July 20, 2005.

CPS ACQUISITION CO.,                          CHRISTENSON ELECTRIC, INC.,
an Oregon corporation                         an Oregon corporation

By: /s/ A. Mark Walter                        By: /s/ Robert J. Jesenik
    --------------------------------              ------------------------------
    A. Mark Walter, President                 Robert J. Jesenik, CEO & President

2 - ARTICLE OF MERGER
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                                    EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

                   [See Attached Agreement and Plan of Merger]

3 - ARTICLE OF MERGER